Exhibit 10.3
OSI PHARMACEUTICALS, INC.
AMENDED AND RESTATED STOCK INCENTIVE PLAN
DEFERRED STOCK UNIT AGREEMENT
     THIS DEFERRED STOCK UNIT AGREEMENT (the “Agreement”) is made as of                     , 200___, by and between OSI PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), and [DIRECTOR] (the “Director”). Capitalized terms, unless otherwise defined herein, shall have their respective meanings as set forth in the OSI Pharmaceuticals, Inc. Amended and Restated Stock Incentive Plan, as amended (the “Plan”).
     WHEREAS, the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) approved on                      (the “Grant Date”) the grant of Deferred Stock Units (as defined below) to the Director, as described herein;
     NOW, THEREFORE, the parties hereto mutually agree to the following terms and conditions of this Agreement:
          1. Grant of Deferred Stock Units. The Company hereby grants to the Director                      Deferred Stock Units. For the purposes of this Agreement, a “Deferred Stock Unit” shall mean the contractual right to receive one share of Common Stock of the Company (the “Common Stock”), subject to the terms, conditions and restrictions of this Agreement and the Plan.
          2. Vesting and Forfeiture. Except as the Committee may otherwise provide, Deferred Stock Units granted under this Agreement shall vest in four equal tranches of                      Deferred Stock Units on each anniversary of the Grant Date, commencing on                     , 20___ and terminating on                     , 20___. Upon the date that the Director ceases to be a member of the Board, all unvested Deferred Stock Units granted hereunder shall be forfeited as of such date, and the Director shall have no further rights with respect to such forfeited Deferred Stock Units. Notwithstanding the foregoing, in the event that the Director remains affiliated with the Company, or any parent or subsidiary of the Company, as an employee or consultant following the termination of the Director’s service on the Board, the Committee shall have the discretion to permit the Director’s unvested Deferred Stock Units to continue to vest upon such terms and conditions as the Committee may provide.
          3. Settlement of Deferred Stock Units. Settlement for any vested Deferred Stock Units shall be in shares of Common Stock (collectively, the “Settlement Shares”). For the purposes of this Agreement, the “Settlement Date” shall mean the date upon which the Common Stock is delivered to the Director in accordance with the Director’s Election for Receipt of Restricted Stock, Restricted Stock Units, or Deferred Stock Units, which signed election form is attached hereto as Exhibit A. The Company shall deliver the Settlement Shares to the Director as soon as reasonably practicable following the applicable Settlement Date. The Settlement Shares will be issued and evidenced in such manner as the Committee in its discretion shall deem appropriate, including, without limitation, book-entry, registration or issuance of one or more stock certificates. Upon issuance of the Settlement Shares, the number of Deferred Stock Units equal to the Settlement Shares shall be extinguished and such number of Deferred Stock Units will no longer be considered to be held by the Director for any purpose.
          4. Restriction on Transferability. Deferred Stock Units granted hereunder shall not be sold, assigned, transferred, exchanged, pledged or otherwise encumbered or disposed of in any manner by the Director, except as otherwise approved by the Committee.
          5. Securities Laws. The Company shall not be obligated to issue or deliver any shares of Common Stock under this Agreement in any manner in contravention of the Securities Act of 1933, as amended, any other federal or state securities law or the rules of any exchange or market system upon which the Common Stock is traded. The Board or the Committee may, at any time, require, as a condition to the issuance or delivery of shares of Common Stock hereunder, the representation or agreement of the Director to the effect that the shares issuable hereunder are acquired by the Director for investment purposes and not with a view to the resale or distribution thereof, and may require such other representations and documents as may be required to comply with applicable securities laws or the rules of any applicable exchange or market system.
          6. Withholding of Applicable Taxes. The Director shall pay, or make provision satisfactory to the Company for the payment of, any taxes that the Company is obligated to collect with respect to the issuance or vesting of Deferred Stock Units under this Agreement, including but not limited to, any applicable federal, state or local withholding or employment taxes (such amount, the “Withholding Amount”). If the Director shall fail to pay, or make provision for the payment of the Withholding Amount, the Company shall have the right to withhold the Withholding Amount from the Deferred Stock Units, compensation or other amounts the Company owes the Director. For these purposes, the Company may reduce the number of shares of Common Stock otherwise issuable to the Director to satisfy the Withholding Amount.
          7. Subject to Terms of Plan. The Deferred Stock Units are subject to the terms and provisions of the Plan. To the extent that the provisions hereof conflict with those of the Plan, the provisions of the Plan shall control. All decisions or interpretations made by the Committee regarding any issue or question arising under this Agreement or the Plan shall be final, binding and conclusive on the Company and the Director.
          8. No Rights as Stockholder. The Deferred Stock Units granted under this Agreement do not provide the Director with any of the rights of a stockholder of the Company, including, without limitation, the right to vote or receive any dividends declared or paid on the Common Stock, unless and until shares of Common Stock relating to the Deferred Stock Units have been issued to the Director.
          9. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, including the successors and assigns of the Company.

          10. Governing Law. This Agreement will be interpreted and enforced under the laws of the State of New York, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. The parties will submit any dispute or claim arising under this Agreement to the exclusive jurisdiction of the U.S. federal or New York state courts within the New York counties of New York, Nassau, or Suffolk, and the parties hereby submit to, and waive any objection to, personal jurisdiction and venue in such courts for such purpose.
          11. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
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     IN WITNESS WHEREOF, the parties hereto have executed, or caused to be duly executed on their behalf, this Deferred Stock Unit Agreement as of the day and year first above written.

OSI PHARMACEUTICALS, INC.

Name:
Title:

DIRECTOR

EXHIBIT A
ELECTION FOR RECEIPT OF RESTRICTED STOCK, RESTRICTED STOCK UNITS,
OR DEFERRED STOCK UNITS
As a director of OSI Pharmaceuticals, Inc. (“OSI”), you will be entitled to receive a grant of restricted stock, restricted stock units (“RSU’s”) or deferred stock units (“DSU’s”) of OSI (the “Restricted Grant”) upon your election or re-election to OSI’s Board of Directors. Please indicate below whether you would like to receive your Restricted Grant in the form of restricted stock, RSU’s or DSU’s by checking the applicable box and delivering this completed election form to OSI no later than                     . We must be made aware of your choice no later than                      in order to accurately prepare and file with the SEC the Form 4 concerning the grant which will be due on                     .
     In the event that you elect to receive restricted stock, please also indicate below whether you would like us to prepare on your behalf an election form under Section 83(b) of the U.S. Internal Revenue Code. Please note that only recipients of restricted stock may make a Section 83(b) election.
Election to Receive Restricted Stock, RSU’s or DSU’s
     I hereby elect to receive my Restricted Grant in the form of:

Restricted Stock

Restricted Stock Units (RSU’s)

Deferred Stock Units (DSU’s)
     If you elect to receive DSU’s, please indicate below the date upon which your vested DSUs will convert into shares of OSI common stock and be delivered to you. Note that if you select both options below, your OSI shares will be delivered to you on the first to occur of six (6) months after the termination of your service on the Board of Directors or the alternate date that you select.

Six (6) months after my service on the Board of Directors terminates; and/or

On the following alternate date: [must be no earlier than ]

Section 83(b) Election – for recipients of Restricted Stock only

I intend to make an 83(b) election and request that you prepare an election form on my behalf.

I intend to make an 83(b) election but will use my personal accountant to prepare the election form. I will furnish OSI with a copy of the form within 30 days of filing.

I do not intend to make an 83(b) election.

Director’s Name (Print)

Signature	Date